EXHIBIT NO. 99.1

FINANCIAL STATEMENTS AND SUPPLEMENTAL SCHEDULE

Chemical Financial Corporation 401(k) Savings Plan

Years ended December 31, 2000 and 1999
with Report of Independent Auditors

Chemical Financial Corporation
401(k) Savings Plan

Financial Statements and Supplemental Schedule

December 31, 2000 and 1999

Report of Independent Auditors

Administrative Committee
Chemical Financial Corporation 401(k) Savings Plan

We have audited the accompanying statements of assets available for benefits of the Chemical Financial Corporation 401(k) Savings Plan as of December 31, 2000 and 1999, and the related statement of changes in assets available for benefits for the year ended December 31, 2000. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the assets available for benefits of the Plan at December 31, 2000 and 1999, and the changes in its assets available for benefits for the year ended December 31, 2000, in conformity with accounting principles generally accepted in the United States.

Our audits were performed for the purpose of forming an opinion on the financial statements taken as a whole. The accompanying supplemental schedule of assets held for investment purposes as of December 31, 2000 is presented for purpose of additional analysis and is not a required part of the financial statements but is supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The supplementary schedule is the responsibility of the Plan's management. The supplemental schedule has been subjected to the auditing procedures applied in our audit of the 2000 financial statements and, in our opinion, is fairly stated in all material respects in relation to the 2000 financial statements taken as a whole.

s/ Ernst & Young LLP

February 16, 2001

Chemical Financial Corporation

401(k) Savings Plan

Statements of Assets Available for Benefits

	December 31
	2000	1999
Assets
Investments, at fair value:
Chemical Financial Corporation Common Stock	$1,739,077	$2,119,347
Mutual funds	4,454,543	3,937,011
Loans to participants	59,543	46,335
Total Investments	6,253,163	6,102,693

Receivables:
Participant contributions	33,885	(486)
Cash and accrued income	3,172	2,299
Assets available for benefits	$6,290,220	$6,104,506

See accompanying notes.

Chemical Financial Corporation

401(k) Savings Plans

Statement of Changes in Assets Available for Benefits

December 31, 2000

Additions:
Interest and dividend income	$155,055
Participant contributions	985,415
Total additions	1,140,470

Deductions:
Benefit payments	251,756
Total deductions	251,756

Net realized and unrealized depreciation in
fair value of investments	(703,000)
Net increase	185,714

Assets available for benefits at beginning of year	6,104,506
Assets available for benefits at end of year	$6,290,220

See accompanying notes.

Chemical Financial Corporation 401(k) Savings Plan

Notes to Financial Statements

December 31, 2000 and 1999

1. Description of the Plan

The following description of the Chemical Financial Corporation (the "Company") 401(k) Savings Plan (the "Plan") provides only general information. Participants should refer to the Plan agreement for a complete description of the Plan's provisions.

General

The Plan is a defined contribution plan covering all employees not covered by a collective bargaining agreement, who have completed one year of service and have attained age 21. The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA).

Vesting

Participants are 100% vested in their contributions and earnings thereon. Only whole years of service with the Company will be counted to compute years of service for eligibility purposes.

Contributions

Each year, participants may contribute up to 25% of pretax annual compensation, as defined in the Plan.

Participant Accounts

Each participant's account is credited with the participant's contributions and Plan earnings. Participants direct the investment of their accounts among the investment funds offered by the Plan. The benefit to which a participant is entitled is the benefit that can be provided from the participant's account.

Chemical Financial Corporation
401(k) Savings Plan

Notes to Financial Statements (continued)

1. Description of the Plan (continued)

Participant Loans

Participants may borrow from their fund accounts a minimum of $1,000 up to a maximum equal to the lesser of $50,000 or 50% of their vested account balance. Loan terms range from 1-5 years. The loans are secured by the balance in the participant's account and bear interest at a rate commensurate with local prevailing rates as determined monthly by the plan administrator. Principal and interest are paid ratably through semi-monthly payroll deductions.

Payment of Benefits

On termination of service or upon death, disability or retirement, a participant will receive a lump-sum amount equal to the vested value of his or her account.

2. Summary of Accounting Policies

Investment Valuation

The Plan's investments are stated at fair value. Securities traded on a national securities exchange are valued at the last reported sales price on the last business day of the Plan year. Mutual funds are stated at the quoted market prices which represent the net asset values of shares held by the Plan at year-end. The participant loans are valued at their outstanding balances, which approximate fair value.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Chemical Financial Corporation
401(k) Savings Plan

Notes to Financial Statements (continued)

2. Summary of Accounting Policies (continued)

Plan Termination

Although it has not expressed the intention to do so, the Company has reserved the right to terminate the Plan at any time by resolution of its Board of Directors subject to the provisions of ERISA. In the event of Plan termination, participants will continue to be 100 percent vested in their accounts. The value of the participant accounts will be determined as of the effective date of the termination and distributed as provided by the Plan.

Administration

The Company has elected to pay all significant administrative costs of the Plan.

Reclassifications

Certain amounts in the 1999 financial statements have been reclassified to conform to the 2000 presentation.

3. Investments

During the year ended December 31, 2000 the Plan's net depreciation in the fair value of investments (including investments bought, sold, as well as held during the year) is summarized as follows:

Mutual Funds	$(267,892)
Common Stock	(435,108)
$(703,000)

Chemical Financial Corporation
401(k) Savings Plan

Notes to Financial Statements (continued)

3. Investments (continued)

Investments that represent 5% or more of the Plan's assets are as follows:

	Fair Value at December 31
	2000	1999

Federated Investors Index Fund	$2,392,880	$2,536,662
Fidelity Investments Stock and Bond Fund	767,475	736,685
*Chemical Financial Corporation Common Stock	1,739,077	2,119,349
Federated Investors Money Market Fund	344,382	304,300

*Fund is sponsored by the Plan Trustee.

4. Income Tax Status

The Plan has received a determination letter from the Internal Revenue Service dated August 23, 1994, stating that the Plan is qualified under Section 401(a) of the Internal Revenue Code (the "Code") and, therefore, the related trust is exempt from taxation. Subsequent to the issuance of the determination letter, the Plan was restated in its entirety. Once qualified, the Plan is required to operate in conformity with the Code to maintain its qualification. The Plan Administrator believes the Plan is being operated in compliance with the applicable requirements of the Code and, therefore, believes that the Plan, as amended, is qualified and the related trust is tax exempt.

Supplemental Schedule

Chemical Financial Corporation
401(k) Savings Plan
Employer ID #38-2022454
Plan #002
Schedule H Line 4(i) - Schedule of Assets Held for Investment Purposes at End of Year

December 31, 2000

Identity of Issue, Borrower, Lessor or Similar Party	Description of Investment Including Maturity Date, Rate of Interest, Collateral, Par or Maturity Value	Current Value

*Chemical Financial Corporation	Common Stock	$ 1,739,077

Federated Investors Mutual Funds	Intermediate Bond Fund	290,123
	Index Fund	2,392,880
	Middle Capitalization Stock Fund	182,000
	Value Fund	77,430
	Money Market Fund	344,382

Fidelity Investments Mutual Funds	Stock and Bond Fund	767,475
	International Stock Fund	113,302
	Low-Priced Stock Fund	53,589
	Growth Stock Fund	233,362
Participant Loans	Interest rates range from 7.33% to 11.45%;
	varying maturity dates	59,543
		$ 6,253,163
*Party-in-interest